Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to this Registration Statement on Form S-1 of our report dated August 18, 2015 with respect to the audited consolidated financial statements of Quest Patent Research Corporation for the years ended December 31, 2014 and 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 3, 2016